UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2023

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 12, 2021, plaintiff Anand Chavakula (“Plaintiff”) filed a putative stockholder class action complaint in the Court of Chancery of the State of Delaware (the “Court” against DarioHealth Corp. (the “Company” or “DarioHealth”) and the then-members of DarioHealth’s Board of Directors (collectively, the “Defendants”) under the caption Chavakula v. DarioHealth Corp. et al., C.A. No. 2021-0030-PAF (the “Action”) challenging a bylaw allowing DarioHealth’s Board of Directors to remove a director with or without cause (the “Removal Provision”). The Company has entered into an agreement with the Plaintiff not to use the Removal Provision to remove a director of the Company. The Company also agreed to pay $75,000 in attorneys’ fees and expenses to plaintiff’s counsel in full satisfaction of the claim for attorneys’ fees and expenses in the Action. This payment includes a $500 service award to plaintiff Anand Chavakula. On January 9, 2022, the Court entered an order closing the case, subject to DarioHealth filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2023	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David
Title: Chief Financial Officer, Treasurer and Secretary